EXHIBIT 10.4

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into on this 15 day of June, 2024 (the “Effective Date”), by and between Nicholas Financial, Inc., a Delaware corporation (the “Buyer”), and Mark R. Radabaugh (the “Restricted Party”).

WHEREAS, Amplex Electric, Inc., an Ohio corporation (the “Company”), Mark R. Radabaugh, Dale B. Beckmann, and the Buyer have entered into that certain Share Purchase Agreement dated as of May 1, 2024 (the “Purchase Agreement”; all capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement), pursuant to which the Buyer will acquire fifty-one percent (51%) capital stock of the Company, as more specifically set forth in the Purchase Agreement (the “Acquisition”); and

WHEREAS, the Restricted Party is an executive officer, employee and/or an equity holder of the Company; and

WHEREAS, through the Restricted Party’s service with the Company as an employee, director and/or officer and/or through the Restricted Party’s equity ownership of the Company, the Restricted Party has formed relationships with the Company’s customers and has extensive knowledge of the Company’s operations, finances, and marketing; and

WHEREAS, as a result of the Acquisition, and pursuant to the terms of the Purchase Agreement, the Restricted Party acknowledges that the Restricted Party will receive from the Buyer significant direct or indirect financial and other benefits from the purchase of the capital stock of the Company by the Buyer pursuant to the Purchase Agreement; and

WHEREAS, as consideration for the Buyer’s obligation to proceed with the Acquisition, and in order to preserve the value of the business of the Company being acquired by the Buyer after the Acquisition, the Buyer and the Restricted Party are entering into this Agreement and this Agreement shall become effective as of the Closing Date (the “Effective Date”);

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Restricted Party hereby agree as follows:

1.
Covenant Not To Compete.

(a) The Restricted Party covenants and agrees that, during the Restricted Period (as defined in Section 5 below), the Restricted Party shall not, without the prior written consent of the Buyer, directly or indirectly, individually or on behalf of or through any Person (as defined below), or as a sole proprietor, consultant, independent contractor, partner, equity holder, employee, director, officer, manager, member, principal, agent or executive of a Person, or in any other capacity or relationship, own, manage, operate, control, participate in, perform services for, or otherwise engage in any business or employment, anywhere in the State of Ohio and Michigan, that is engaged in a Competitive Business (as defined below). For purposes of this Agreement: the

4838-3471-6967.4

4874-0949-3680.4

term “Person” shall mean any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or federal, state or local governmental, regulatory or other public body, agency or authority (including without limitation self-regulatory organizations), domestic or foreign, or any other entity; and the term “Competitive Business” shall mean the business of broadband or fixed-wireless service.

(b) Notwithstanding Section 1(a), the Restricted Party shall not be prohibited from passively owning less than two percent (2%) of the outstanding securities of any Person whose securities are traded on a national securities exchange; provided, however, that the Restricted Party shall not directly or indirectly provide any service to, or have any other relationship with, such Person other than as a passive holder of such Person’s securities.

2.
Confidentiality.
(a)
The Restricted Party hereby acknowledges that the Restricted Party has had access to and has become familiar with the following, any and all of which constitute confidential information (collectively, the “Confidential Information”), subject to Section 2(c): (i) Trade Secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, Software, database technologies, systems, structures, architectures, processes, improvements, devices, know-how, discoveries, concepts, methods and information of the Company and any other information, however documented, of the Company that is a trade secret under applicable Law; (ii) information concerning the business and affairs of the Company (which includes, without limitation, the names and backgrounds, contact information, pricing or revenue information associated with any customers, partners or resellers or potential customers, partners or resellers, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, and personnel training and techniques and materials), however documented; and (iii) notes, analyses, compilations, studies, summaries and other material prepared by or for the Company containing or based, in whole or in part, upon any information included in the foregoing.
(b)
The Restricted Party agrees not to disclose or use for the Restricted Party’s own account any Confidential Information, whether or not such information is embodied in writing or other physical form, without the Buyer’s prior written consent. The Restricted Party agrees to deliver to the Buyer, at any time as the Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other electronic or non-electronic form (and all copies, summaries and other derivatives of all of the foregoing), that contain Confidential Information and any other Confidential Information that the Restricted Party may then possess or have under the Restricted Party’s control.
(c)
Notwithstanding anything to the contrary, Confidential Information shall not be deemed to include any information or other item identified in Sections 2(a)(i) or (ii) or (iii):

4874-0949-3680.4

(i) that is or becomes generally known to and available for use by the public other than as a result of (A) the Restricted Party’s disclosure in breach of this Agreement or in breach of any other legal duty or (B) disclosure in breach of any legal duty by any other Person bound by a duty of confidentiality to the Company or the Buyer; or (ii) that is demonstrated by the Restricted Party to be independently developed by the Restricted Party without reference to the Confidential Information and independent of any Company time or expense.
(d)
If the Restricted Party is required to provide Confidential Information to any court or government agency pursuant to a written court order, subpoena, regulation or process of law or is otherwise required to provide Confidential Information pursuant to applicable law, the Restricted Party will provide the Buyer with prompt written notice of such requirement and will provide reasonable cooperation with the Buyer in the Buyer’s attempts to protect against or limit the scope of such disclosure. To the fullest extent permitted by law, the Restricted Party will continue to protect as confidential and proprietary all Confidential Information disclosed as contemplated by the preceding sentence.

3. Non-Solicitation of Customers and Suppliers. The Restricted Party covenants and agrees that, during the Restricted Period, the Restricted Party shall not, without the prior written consent of the Buyer, directly or indirectly, individually or on behalf of or through any Person, (a) solicit or divert, or attempt to solicit or divert, any Person from doing business with the Buyer or any of its Affiliates (which, for purposes of this Agreement, shall include the Company), or (b) attempt to induce any such Person to cease being a supplier of the Buyer or any of its Affiliates.

4. Non-Hire of Employees. The Restricted Party covenants and agrees that during the Restricted Period, the Restricted Party shall not, without the prior written consent of the Buyer, directly or indirectly, either individually or on behalf of or through any Person, employ any employees of the Buyer or any of its Affiliates or solicit or encourage any employees of the Buyer or any of its Affiliates to leave the employment with the Buyer or any of its Affiliates; provided, however, that the Restricted Party is not prohibited, directly or indirectly, either individually or on behalf of or through any Person, from (a) employing or soliciting the employment of any Person who is not an employee of the Buyer or any of its Affiliates at the time of such solicitation or employment and (b) employing any Person who was not employed by the Company or any of its pre-Closing Affiliates at the Closing Date who responds to employment advertising of a general or industry-wide nature not directed to any employee of the Buyer or any of its Affiliates.

5. Restricted Period. For purposes of this Agreement, the term “Restricted Period” shall mean the period commencing on the Effective Date and ending on the fourth (4th) anniversary of the Effective Date.

6. Non-Disparagement. The Restricted Party shall not (a) make any written or oral statement that disparages or defames the Buyer, any subsidiary of Buyer, including the Company, or any of their respective employees, officer or directors or (b) publish or disseminate any statements suggesting or accusing the Buyer, any subsidiary of Buyer, including the Company, or any of their respective employees, officer or directors or any misconduct or unlawful behavior, provided, however, that nothing herein shall prohibit the Restricted Party from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable Law.

4874-0949-3680.4

7. Remedies for Breach. Without intending to limit the remedies available to the Buyer, the Restricted Party acknowledges that a breach of any of the covenants contained in this Agreement will result in irreparable injury to the Buyer for which there may be no adequate remedy at law, and that in such case it may not be possible to measure damages for such injuries precisely. As a result, in the event of such a breach or imminent threat thereof, the Buyer shall be entitled to seek to obtain injunctive relief, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach, restraining the Restricted Party from engaging in activities prohibited hereunder or such other relief as may be required specifically to enforce such covenants. Injunctive relief is not the Buyer’s exclusive remedy. The Buyer may seek monetary damages in lieu of, or in addition to, injunctive relief. Notwithstanding any other provision to the contrary contained herein, the Restricted Period with respect to the Restricted Party shall be tolled during any period of violation, as determined by a court of law, of any of the covenants set forth herein.

8. Independence and Severability. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Buyer at law or in equity. If any of the covenants contained herein or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies, which shall be given full effect without regard to the invalid portions.

9. Reformation. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, the Restricted Party agrees that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision to a reasonable duration, scope and/or area and in its reduced form said provision shall then be enforceable.

10. Goodwill. The Restricted Party acknowledges that (a) the goodwill associated with the existing business, customers, and assets of the Company prior to the Acquisition are an integral component of the value of the Company to the Buyer and is reflected in the portion of the consideration in respect of the Acquisition payable to the Restricted Party, and (b) the Restricted Party’s agreement as set forth herein is necessary to preserve the value of the Company following the Acquisition. The Restricted Party also acknowledges that the limitations of time, geography, and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) the Company and the Buyer are engaged in a highly competitive industry, (ii) the Restricted Party has unique access to the trade secrets and know-how of the Company, including without limitation the plans and strategy (and, in particular, the competitive strategy) of the Company, (iii) the Restricted Party is receiving significant consideration in connection with the Acquisition, and (iv) the Restricted Party would be able to obtain suitable and satisfactory employment without violation of this Agreement.

11. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto and except that the Buyer, without obtaining the consent of any other party hereto but with notice thereof to

4874-0949-3680.4

the Restricted Party, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more Affiliates of the Buyer, but no assignment by the Buyer under this Section 11 shall relieve the Buyer of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void.

12. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto, provided that any provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof by a writing signed by each such party or an authorized representative thereof.

13. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given (a) upon receipt, if delivered personally, telecopied or emailed, (b) on the next business day, if sent by nationally recognized overnight courier for next day delivery, or (c) on the fifth business day after mailing, if mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice in accordance with this Section):

(i) if to the Buyer, to:

Nicholas Financial, Inc.

26133 US 19 North, Suite 300

Clearwater, Florida 33763

Attention: Jeff Royal, Chairman

E-mail: jroyal@dundeebanking.com

With a copy to the Buyer’s counsel (which shall not constitute notice):

Kutak Rock LLP

The Omaha Building

1650 Farnam Street

Omaha, Nebraska 68102

Attention: Anthony D. Scioli and James C. Creigh

E-mail: anthony.scioli@kutakrock.com and james.creigh@kutakrock.com and (ii) if to the Restricted Party, to the Restricted Party’s address shown below the Restricted Party’s signature on the signature page hereof.

14. Choice of Law. The parties agree that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

15. Effectiveness. This Agreement shall be effective from and after the Effective Date.

16. Entire Agreement. This Agreement, together with the documents expressly referred to herein, contain the entire understanding of the parties in respect of the subject matter hereof,

4874-0949-3680.4

and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

17. Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

18. Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement. Facsimile, photostatic and PDF copies of signatures to this Agreement (including without limitation copies received as attachments to electronic mail) shall be deemed to be originals and may be relied upon with the same force and effect as originals.

THE RESTRICTED PARTY HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUYER’S INTERESTS. The Restricted Party further agrees that the restrictions set forth in this Agreement do not impair the Restricted Party’s ability to find employment or do business within the field or fields of the Restricted Party’s choice including, without limitation, those areas in which the Restricted Party is doing, will do, or has done business.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

4874-0949-3680.4

IN WITNESS WHEREOF, the parties hereto have entered into this Non-Competition Agreement with the intent it be effective as of the Effective Date.

RESTRICTED PARTY: BUYER:

NICHOLAS FINANCIAL, INC.

/s/ Mark Radabaugh

Mark R. Radabaugh

By: /s/ Jeff Royal

Address: Name: Jeff Royal

Title: Chairman

Email:

[Signature Page to Non-Competition Agreement]